UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): May 11, 2006


                                  SECURAC CORP.
             (Exact name of registrant as specified in its charter)



           Nevada                 033-07456-LA          88-0210214

(State or other jurisdiction       Commission        (I.R.S. Employer
     of incorporation)             File Number      Identification No.)

2500, 520 - 5th Avenue S.W., Calgary, Alberta Canada     T2P 3R7

     (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (403) 225-0403


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM. 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective June 6, 2006 we entered into a Letter of Intent ("LOI") with Edentify, Inc. ("Edentify") regarding a possible acquisition of our company by Edentify. Under the LOI, we agreed to an exclusivity period under which we are to cease any existing acquisition discussions with third parties and are not to initiate or solicit third party acquisition proposals prior to August 31, 2006, the date of expiration of the LOI. We also agreed to pay Edentify a break up fee in the amount of $50,000 plus reasonable costs incurred by Edentify in the event that prior to August 31, 2006 we either (i) fail to enter into a definitive acquisition agreement with Edentify (other than due to Edentify's action or inaction) and we materially breach our obligations under the LOI or (ii) we notify Edentify that we no longer desire to pursue the acquisition on the contemplated terms.

The exact method by which the acquisition would be effected has not yet been determined, and there can be no assurance that a transaction with Edentify will be consummated within the contemplated time frame, or at all.

The disclosure in response to Item 2.03 below is incorporated herein by reference.


SECTION 2 - FINANCIAL INFORMATION

ITEM. 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
            UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

We entered into a series of definitive agreements with CAMOFI Master LDC (the "Lender") under which the Lender provided us with $500,000 in principal amount of short-term debt on May 11, 2006 (the "Closing Date"). The agreements, which are dated April 28, 2006, were delivered on the Closing Date. The terms of this transaction are summarized below.

Pursuant to the terms of a bridge loan agreement (the "Loan Agreement"), the Lender provided funding to us in the principal amount of $500,000. The loan bears interest at 10% per annum pursuant to a form of note granted in favor of the Lender (the "Note"). Principal and interest is due and payable on November 11, 2006 or, if earlier, the date on which we consummate an equity financing in excess of $1,000,000 (the "Maturity Date").

Our obligations under the Loan Agreement and Note are secured by a general security interest in all of our assets, as well as a pledge of an aggregate of 21,309,009 shares of our common stock owned by certain of our trust stockholders, the beneficiaries of which include certain of our directors and management.

In connection with the Loan Agreement, we also issued to the Lender 87,500 restricted shares of our common stock and caused an additional 87,500 shares to be transferred to the Lender by existing stockholders. We have committed to provide the Lender with additional issued shares in an amount equal to $175,000 worth of common stock (half of which shall be restricted and half of which shall be salable under Rule 144) in the event that the Note is not repaid in its entirety on or before July 31, 2006.

In connection with the loan we issued to the Lender a warrant to purchase 175,000 shares of our common stock at an exercise price of US$0.13 per share. The warrant contains a cashless exercise provision and is exercisable at any time until May 11, 2011, five years from the Closing Date.

We have agreed to file, by September 1, 2006, a registration statement with the SEC covering resale of the shares underlying the warrant as well as restricted shares issued to the Lender in connection with the loan. We have also granted piggyback registration rights to the Lender in connection with such shares.

As a condition to the loan, two of our directors, one of whom is also our CEO, guaranteed repayment of the loan, which guarantees are secured by mortgages in their personal residences. Recourse under the guarantees is limited to the mortgages. Repayment of the loan is also guaranteed by our wholly-owned subsidiaries.

We were introduced to the Lender through an agent. We have agreed to and have paid that agent 10% of the loan proceeds .

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                                    SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Securac Corp.



                                                 By:  /s/ Paul James Hookham
                                                      -----------------------
                                                      Paul James Hookham
                                                      Chief Financial Officer,
                                                      Treasurer and Secretary


Dated: June 16, 2006


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